Exhibit 10.3

WARRANT AMENDMENT AGREEMENT

This Warrant Amendment Agreement (this “Agreement”) is dated as of February 2, 2010, between XOMA Ltd., a Bermuda company (the “Company”), and each holder of May Warrants (as defined below) and June Warrants (as defined below) identified on the signature pages hereto (each, including its successors and assigns, a “Holder” and collectively the “Holders”).

WHEREAS, the Company issued and sold to the Holders, and the Holders purchased from the Company, the May Warrants pursuant to the May Purchase Agreement (as defined below) and the June Warrants pursuant to the June Purchase Agreement (as defined below); and

WHEREAS, the Company and the Holders wish to amend the terms of the Warrants (as defined below) as further described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Holder agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Amended June Warrant Shares” means, the share of Common Stock issued and issuable upon exercise of the Amended June Warrant Certificates.

“Amended May Warrant Shares” means, the share of Common Stock issued and issuable upon exercise of the Amended May Warrant Certificates.

“Amendment Fee Amount” means, as to each Holder, the amount to be paid for the amendments to the June Warrants hereunder as specified below such Holder’s name on the signature page of this Agreement and next to the heading “Amendment Fee Amount” in United States dollars, it being understood that the each Holder’s Amendment Fee Amount shall equal its pro rata share, based the portion of the June Warrants held as of the date hereof by such Holder, of the total amount the Company has agreed to pay all Holders and other holders of the June Warrants.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the amendment of the Warrants pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Company’s obligations to pay the Amendment Fee Amount and (ii) the Company’s obligations to deliver the Amended Warrant Certificates, in each case, have been satisfied or waived.

“Common Stock” means the common shares of the Company, par value $0.0005 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“June Purchase Agreement” means the Securities Purchase Agreement dated as of June 5, 2009 between the Company, the Holders and the other purchasers identified on the signature pages thereto.

“June Warrants” means the Warrants to Purchase Common Stock delivered to the Holders pursuant to the June Purchase Agreement, each in the form of Exhibit A attached thereto.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(a).

“May Purchase Agreement” means the Securities Purchase Agreement dated as of May 15, 2009 between the Company and the Holders.

“May Warrants” means the Warrants to Purchase Common Stock delivered to the Holders pursuant to the May Purchase Agreement, each in the form of Exhibit A attached thereto.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Amended Warrant Certificates and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrants” means the May Warrants and the June Warrants.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

AMENDMENT; EXCHANGE OF CERTIFICATES

2.1 Amendments. Upon the terms and subject to the conditions set forth herein, the Company and the Holders each hereby agree to (a) the amendments to the May Warrants set forth in the form of Amended and Restated Warrant to Purchase Common Stock attached hereto as Exhibit A (the “Amended May Warrant Certificate”) and (b) the amendments to the June Warrants set forth in the form of Amended and Restated Warrant to Purchase Common Stock attached hereto as Exhibit B (the “Amended June Warrant Certificate” and, together with the Amended May Warrant Certificate, the “Amended Warrant Certificates”).

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to deliver, and the Holders, severally and not jointly, agree to accept, an Amended May Warrant Certificate for that number of May Warrants then held by such Holder as specified below such Holder’s name on the signature page of this Agreement and next to the heading “May Warrant Shares” and an Amended June Warrant Certificate for that number of June Warrants then held by such Holder as specified below such Holder’s name on the signature page of this Agreement and next to the heading “June Warrant Shares”. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company shall deliver to each Holder, via wire transfer or a certified check of immediately available funds equal to such Holder’s Amendment Fee Amount as set forth on the signature page hereto executed by such Holder. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Holder the following:

(i) this Agreement duly executed by the Company; and

(ii) an Amended May Warrant Certificate representing May Warrants registered in the name of such Holder to purchase up to a number of shares of Common Stock equal to such Holder’s May Warrants (such Warrant certificate may be delivered within three Trading Days of the Closing Date); and

(iii) an Amended June Warrant Certificate representing June Warrants registered in the name of such Holder to purchase up to a number of shares of Common Stock equal to such Holder’s June Warrants (such Warrant certificate may be delivered within three Trading Days of the Closing Date); and

(iv) such Holder’s Amendment Fee Amount by wire transfer to the account as specified in writing by the Company.

(b) On or prior to the Closing Date, each Holder shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Holder;

(ii) such Holder’s original certificate representing its May Warrants (such Warrant certificate may be delivered within three Trading Days of the Closing Date); and

(ii) such Holder’s original certificate representing its June Warrants (such Warrant certificate may be delivered within three Trading Days of the Closing Date).

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on the Closing Date of the representations and warranties of the Holders contained herein (unless as of a specific date therein);

(ii) all obligations, covenants and agreements of each Holder required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by each Holder of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Holders hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Holder, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Holder:

(a) Organization and Qualification. The Company and each of its subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any such subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and its subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and its subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction

Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s or any of its subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien or encumbrance upon any of the properties or assets of the Company or any such subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or subsidiary debt or otherwise) or other understanding to which the Company or any such subsidiary is a party or by which any property or asset of the Company or any such subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its subsidiaries is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or any of its subsidiaries is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than such filings as are required to be made under applicable Bermuda and state securities laws (collectively, the “Required Approvals”).

(e) Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Amended Warrant Certificates (including the corresponding Amended Warrant Shares) may be tacked onto the holding period of the Warrants and the Company agrees not to take a position contrary to this Section 3.1(f).

(f) Absence of Litigation. Except as disclosed or incorporated by reference in the Preliminary Prospectus Supplement dated February 1, 2010 of the Company (the “Preliminary Prospectus Supplement”), there is no action, suit, proceeding, inquiry or investigation before or by the Company’s principal market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against the Company or any of the Company’s subsidiaries or any of the Company’s or the Company’s subsidiaries’ officers or directors in their capacities as such, which action, suit, proceeding, inquiry or investigation, if determined adversely to the Company, its subsidiary or their respective officer or director, as the case may be, would have a Material Adverse Effect.

(g) Absence of Certain Changes. Except as disclosed or incorporated by reference in the Preliminary Prospectus Supplement, since the date of the last audited financial statements included in the filings required to be filed by the Company with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), there has been no change or development that has had or could reasonably be expected to have a Material Adverse Effect.

(h) Acknowledgment Regarding the Holder’s Acquisition of Securities. The Company acknowledges and agrees that each of the Holders is acting solely in the capacity of arm’s length acquiror with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Holder is an officer or director of the Company. The Company further acknowledges that none of the Holders not acting as a financial advisor or fiduciary of the Company or any of its subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by any Holder or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Holders’ agreement to amend the Warrants. The Company further represents to each Holder that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

(i) Disclosure. Except for the transactions contemplated by this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Holders or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information which is not otherwise disclosed or incorporated by reference in the Preliminary Prospectus Supplement. The Company understands and confirms that the Holders will rely on the foregoing representations in effecting transactions in the securities of the Company. All disclosure provided to the Holders regarding the Company and its subsidiaries, their business and the transactions contemplated hereby furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases issued by the Company or its subsidiaries during the twelve (12) months preceding the date of this Agreement taken as a whole do not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.2 Representations and Warranties of the Holders. Each Holder, for itself and for no other Holder, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a) Organization; Authority. Such Holder is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Holder of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Holder. Each Transaction Document to which it is a party has been duly executed by such Holder, and when delivered by such Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Holder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Title to Warrants. Such Holder (a) is the record and beneficial owner of and has good and valid title to the May Warrants and the June Warrants being amended hereby, free and clear of any lien or encumbrance, and (b) has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged (other than in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Warrants) or otherwise disposed of its Warrants or its rights in such Warrants being amended hereby or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Warrants.

(c) Holder Status. Such Holder is, and on each date on which it exercises any Warrants, it will be, either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Holder is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Such Holder. Such Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the amendments contemplated hereby, and has so evaluated the merits and risks of such amendments. Such Holder is able to bear the economic risk of an investment in the Amended Warrant Certificates and the Amended Warrant Shares and, at the present time, is able to afford a complete loss of such investment.

(e) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Holder has not, nor has any Person acting on behalf of or pursuant to any understanding with such Holder, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Holder first received a term sheet (written or oral) as of the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Holder that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Holder’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Holder’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the securities covered by this Agreement. Other than to other Persons party to this Agreement, such Holder has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to affect Short Sales or similar transactions in the future.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Disclosure. The Company shall, by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and a Current Report on Form 8-K (the “Form 8-K”) including this Agreement and the form of Amended Warrant Certificates as exhibits thereto. From and after the issuance of such press release and Form 8-K, the Company shall have publicly disclosed all material, non-public information delivered to any of the Holders by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereby. The Company and each Holder shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Holder shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Holder, or without the prior consent of each Holder, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Holder, or include the name of any Holder in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Holder, except (a) as required by federal securities law in connection with the filing of final Transaction Documents (including signature pages thereto) with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Holders with prior notice of such disclosure permitted under this clause (b).

4.2 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Holder or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Holder shall have executed a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that each Holder shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.3 Certain Transactions and Confidentiality. Each Holder, severally and not jointly with the other Holders, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced. Each Holder, severally and not jointly with the other Holders, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Holder will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Holder makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced, (ii) no Holder shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced and (iii) no Holder shall have any duty of confidentiality to the Company or its Subsidiaries after the issuance of the initial press release describing this transaction. Notwithstanding the foregoing, in the case of a Holder that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Holder’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Holder’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to amend the Warrants as provided in this Agreement.

4.4 Status of Warrants and Warrant Shares. The Company hereby covenants and agrees that (a) the amendment of the Warrants in accordance with this Agreement, as represented by the Amended Warrant Certificates, will not alter the status of the Warrants as not being “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act, (b) no such Amended Warrant Certificate will contain any restrictive legend of any kind, (c) the Amended May Warrant Shares, when issued upon exercise of the Amended May Warrant Certificate, (i) will not be “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act, (ii) will be issued by electronic delivery to the Holder at the applicable balance account at The Depository Trust Company (“DTC”) without any restrictive legend of any kind and (iii) will be freely tradeable on the Company’s principal Trading Market, and (d) the Amended June Warrant Shares, when issued upon exercise of the Amended June Warrant Certificate, (i) will not be “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act, (ii) will be issued by electronic delivery to the Holder at the applicable balance account at DTC without any restrictive legend of any kind and (iii) will be freely tradeable on the Company’s principal Trading Market. Notwithstanding the foregoing, the Company agrees, without the need for any action by any Holder, to take any and all actions reasonably necessary, including the issuance by its legal counsel of any necessary legal opinions addressed to Company’s transfer agent, to issue the Amended May Warrant Shares and/or Amended June Warrant Shares upon exercise of the applicable Amended Warrant Certificates without restriction and without containing any restrictive legend.

4.5 Other Agreements Regarding June Warrants. The Company hereby represents and warrants as of the date hereof that none of the terms offered to any Person with respect to any amendment, settlement or waiver relating to the June Warrants is more favorable to such Person than those of the Holders.

ARTICLE V.

MISCELLANEOUS

5.1 Amendment of May Purchase Agreement. The May Purchase Agreement is hereby amended as follows:

(i) All references to “Warrants” shall be amended to include Amended May Warrant Certificates.

(ii) All references to “Warrant Shares” shall be amended to include the Amended May Warrant Shares.

(iii) The defined term “Transaction Documents” is hereby amended to include this Agreement and the Amended May Warrant Certificates.

5.2 Amendment of June Purchase Agreement. The June Purchase Agreement is hereby amended as follows:

(i) All references to “Warrants” shall be amended to include Amended June Warrant Certificates.

(ii) All references to “Warrant Shares” shall be amended to include the Amended June Warrant Shares.

(iii) The defined term “Transaction Documents” is hereby amended to include this Agreement and the Amended June Warrant Certificates.

5.3 Termination. This Agreement may be terminated by any Holder, as to such Holder’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Holders, by written notice to the other parties, if the Closing has not been consummated on or before (5) Business Days from the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.4 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of the Amended Warrant Certificates to the Holders.

5.5 Entire Agreement. The Transaction Documents, together with the exhibits thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. Except as expressly modified, supplemented or amended hereby, the May Purchase Agreement and the June Purchase Agreement remain in full force and effect.

5.6 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.7 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or Holders affected by such amendment or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.8 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Holder (other than by merger). Any Holder may assign any or all of its rights under this Agreement to any Person to whom such Holder assigns or transfers any Warrants, provided that such transferee agrees in writing to be bound, with respect to the transferred Warrants, by the provisions of the Transaction Documents that apply to the “Holders.”

5.10 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8 and except that the Placement Agents may rely on the representations and warranties made by each of the parties hereto.

5.11 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8 of the May Purchase Agreement and the June Purchase Agreement, the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.12 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Amended Warrant Certificates.

5.13 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.14 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.15 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Holder exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Holder may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the applicable Holder shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to such Holder of the aggregate exercise price paid to the Company for such shares and the restoration of such Holder’s right to acquire such shares pursuant to such Holder’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.16 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Holders and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.17 Payment Set Aside. To the extent that the Company makes a payment or payments to any Holder pursuant to any Transaction Document or a Holder enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.18 Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder under any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Holder shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. Each Holder has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Holder and its respective counsel have chosen to communicate with the Company through Proskauer Rose LLP. Proskauer Rose LLP does not represent any of the Holders and only represents the Placement Agents. The Company has elected to provide all Holders with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Holders.

5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Amendment Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

XOMA LTD.

By:
Name:
Title:

Address for Notice: 2910 Seventh Street, Berkeley CA 94710

Fax: (510) 649 7571

With a copy to (which shall not constitute notice):

Geoff Liebmann

Cahill Gordon & Reindel LLP

80 Pine Street

New York, NY 10005

Direct Fax 212-378-2295

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR HOLDER FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Warrant Amendment Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notice of Holder:

Address for Delivery of Warrants for Holder (if not same as address for notice):

Amendment Fee Amount: $

May Warrant Shares:

June Warrant Shares:

EIN Number: [PROVIDE THIS UNDER SEPARATE COVER]